Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

	)	Chapter 11
In re:	)
	)	Case No. 14-12471 (KG)
UNITEK GLOBAL SERVICES, INC.,	)
a Delaware Corporation, et al.(1))		(Jointly Administered)
)
Debtors.	)	Ref. Docket No. 275

NOTICE OF (I) EFFECTIVE DATE OF JOINT PREPACKAGED PLAN

OF REORGANIZATION OF UNITEK GLOBAL SERVICES, INC. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AND

(II) DEADLINES FOR FILING VARIOUS CLAIMS RELATED TO THE PLAN

TO ALL CREDITORS, INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

Confirmation of the Plan.  On January 5, 2015, the Honorable Kevin Gross, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered the Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 275] (the “Confirmation Order”) approving the Disclosure Statement(2) [Docket No. 22] and confirming the Plan of the above-captioned debtors in possession (the “Debtors”).

Effective Date of the Plan.  All conditions precedent to occurrence of the Effective Date of the Plan have been satisfied or waived. The Effective Date occurred on January 13, 2015.

Discharge of Debtors.  The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holders’ respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan. Except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all debts (as such term is defined in section 101 of the Bankruptcy Code) that arose before the Confirmation Date, any debts of any kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, and the rights and Interests of any Holders of Interests whether or not: (1) a Proof of Claim based on such debt or Interest is filed; (2) a Claim or Interest based upon such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan.

(1) The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: UniTek Global Services, Inc. (3445), UniTek Holdings, Inc. (4120), UniTek Midco, Inc. (5642), UniTek Acquisition, Inc. (4123), Nex-link USA Communications, Inc. (9084), UniTek USA, LLC (0279), Pinnacle Wireless USA, Inc. (1746), DirectSAT USA, LLC (3465), FTS USA, LLC (6247), Advanced Communications USA, Inc. (0091). For the avoidance of doubt, Wirecomm Systems (2008) Inc. (FKA UniTek Canada), an affiliate of the Debtors and wholly owned subsidiary of UniTek USA, LLC, is not a Debtor in the chapter 11 cases. The Debtors’ main corporate address is 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

(2) Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Joint Prepackaged Plan of Reorganization of UniTek Global Services, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 21] (as modified, amended, and including all supplements, the “Plan”) and the Confirmation Order. The summary of the Plan and the Confirmation Order set forth herein are for informational purposes only. In the event of any inconsistency between this Notice and the Plan and/or Confirmation Order, the Plan or Confirmation Order (as applicable) shall control in all respects.

Executory Contracts.  Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, Executory Contracts and Unexpired Leases, including those listed on the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired Lease List, shall be deemed assumed, or assumed and assigned, as applicable, as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was assumed or rejected prior to the Effective Date by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to reject filed on or before the Effective Date; (iv) is identified as an Executory Contract or Unexpired Lease on the Rejected Executory Contracts and Unexpired Lease List, or (v) is the subject of a dispute regarding the Cure Claim.

On November 21, 2014, the Debtors filed schedules (as supplemented, modified and amended)(3) identifying those Executory Contracts and Unexpired Leases the Debtors may assume, or assume and assign, pursuant to the Plan and the respective Cure Costs associated with the potential assumed and assigned Executory Contracts and Unexpired Leases. On November 28, 2014, the Debtors filed the Plan Supplement, including the Rejected Executory Contract and Unexpired Lease List, the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired Lease List (as supplemented, modified and amended).(4)

Pursuant to the Plan and the Confirmation Order, any monetary defaults under each Executory Contract and Unexpired Lease as reflected on the Assumed and Assigned Executory Contract and Unexpired Lease List, unless no Cure Amount is listed with respect to any particular Executory Contract or Unexpired Lease, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to certain limitations provided in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Pursuant to the Plan and the Confirmation Order, any monetary defaults under each Executory Contract and Unexpired Lease reflected on the Assumed Executory Contract and Unexpired Lease List and the Assumed and Assigned Executory Contract and Unexpired lease List and listed without a Cure Amount shall be paid or otherwise resolved in the ordinary course of the reorganized Debtors’ business.

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan must be filed with the Bankruptcy Court within 30 days after notice of such rejection is served on the applicable claimant.

ANY CLAIMS ARISING FROM AN EXECUTORY CONTRACT OR UNEXPIRED LEASE NOT FILED WITHIN SUCH TIME WILL BE AUTOMATICALLY DISALLOWED, FOREVER BARRED FROM ASSERTION AND SHALL NOT BE ENFORCEABLE AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THEIR ESTATES OR THEIR PROPERTY WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO, OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Deadline for Professional Claims. Professionals asserting a Fee Claim for services rendered before the Effective Date must file and serve on the Debtors and such other Entities who are designated by the

(3) Notice to Counterparties to Executory Contracts and Unexpired Leases the Debtors May Assume and Assign [Docket No. 131]; Supplemental Notice to Counterparties to Executory Contracts and Unexpired Leases the Debtors May Assume and Assign [Docket No. 151].

(4) See Notice of Filing of Plan Supplement [Docket No. 161], Notice of Filing of Amended and Supplemental Plan Supplement [Docket No. 232], and Notice of Filing of Second Amended and Supplemental Plan Supplement [Docket No. 273]. On December 3, 2014, December 4, 2014, and December 8, 2014, the Debtors also filed notices reflecting amendments to the Rejected Executory Contracts and Unexpired Lease List. See Notice of Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 197], Notice of Second Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 202], and Notice of Third Amended Rejected Executory Contract and Unexpired Lease List [Docket No. 213].

Bankruptcy Rules, the Confirmation Order or any other applicable order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 20 days after the Effective Date, or no later than February 2, 2015.

Access to Court Documents. The Confirmation Order, the Disclosure Statement and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order, the Disclosure Statement or the Plan, you may contact Epiq Bankruptcy Solutions, LLC, the notice, claims and solicitations agent retained by the Debtors in the Chapter 11 Cases, by: (a) calling the Debtors’ restructuring hotline at (646) 282-2500; or (b) visiting the Debtors’ restructuring website at: http://dm.epiq11.com/UniTek. You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER at: www.deb.uscourts.gov.

Please take further notice that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction and related provisions in Article VIII of the Plan.

Please take further notice that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder or Entity voted to accept the Plan.

Please take further notice that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated:	Wilmington, Delaware
January 13, 2015

MORGAN, LEWIS & BOCKIUS LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Neil E. Herman
James O. Moore
101 Park Avenue
New York, New York 10178	/s/ Kenneth J. Enos
Telephone: (212) 309-6000	Robert S. Brady (No. 2847)
Facsimile: (212) 309-6001	M. Blake Cleary (No. 3614)
Kenneth J. Enos (No. 4544)
- and –	Justin P. Duda (No. 5478)
Rodney Square
MORGAN, LEWIS & BOCKIUS LLP	1000 North King Street
Justin W. Chairman	Wilmington, Delaware 19801
1701 Market Street	Telephone: (302) 571-6600
Philadelphia, PA 19103	Facsimile: (302) 571-1253
Telephone: (215) 963-5000
Facsimile: (215) 963-5001	Co-Counsel for the Debtors